Exhibit 10.2

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF SERITAGE GROWTH PROPERTIES, L.P.

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Seritage Growth Properties, L.P. (the “Partnership”), dated January 4, 2023 (this “Agreement”), is entered into between the undersigned (herein called the “Partners,” which term shall include any persons hereafter admitted to the Partnership and shall exclude any persons who cease to be Partners).

WHEREAS, the Partnership was formed as a limited partnership under the laws of the State of Delaware including, without limitation, the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) on April 22, 2015;

WHEREAS, the initial general partner and limited partners of the Partnership entered into an original agreement of limited partnership of the Partnership, effective as of July 7, 2015 (the “Original Partnership Agreement”);

WHEREAS, the Original Partnership Agreement was amended and restated by the Amended and Restated Agreement of Limited Partnership, effective as of December 14, 2017 (the “Prior Partnership Agreement”);

WHEREAS, effective January 1, 2022, Seritage Growth Properties, a Maryland real estate investment trust and the general partner of the Partnership (the “General Partner”), revoked its election to be a real estate investment trust for U.S. federal income tax purposes;

WHEREAS, on July 6, 2022, ESL Partners, L.P. and Edward S. Lampert, as limited partners of the Partnership, exercised their redemption rights with respect to all of their Common Units (as defined in the Prior Partnership Agreement), and the General Partner elected to acquire all of such tendered Common Units in exchange for the REIT Shares Amount (as defined in the Prior Partnership Agreement) (the “Exchange”);

WHEREAS, simultaneously with the Exchange, the General Partner transferred 12,354,963 Common Units to SRG Limited Partner, LLC, a Delaware limited liability company (“SRG Limited Partner”), and SRG Limited Partner was admitted as a limited partner of the Partnership. SRG Limited Partner is a wholly owned subsidiary of the General Partner and is disregarded as a separate entity from the General Partner for U.S. federal income tax purposes;

WHEREAS, the Partners of the Partnership are Seritage Growth Properties, as the General Partner and a limited partner, and SRG Limited Partner, as a limited partner; and

WHEREAS, Seritage Growth Properties and SRG Limited Partner believe it is desirable and in the best interest of the Partnership to amend and restate the Prior Partnership Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

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ARTICLE I

GENERAL PROVISIONS
1.1
Continuation

The Partners hereby agree to continue the limited partnership (the “Partnership”) pursuant to and in accordance with the Delaware Act. The term of the Partnership commenced on April 22, 2015 and shall continue until dissolution of the Partnership in accordance with the provisions of Article V.

1.2
Partnership Name

The name of the Partnership is Seritage Growth Properties, L.P.

1.3
Registered Agent; Place of Business and Office

The registered agent of the Partnership for service of process in the State of Delaware and the registered office of the Partnership in the State of Delaware is at The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington, New Castle County, Delaware 19801. The principal place of business of the Partnership shall be at 500 Fifth Avenue, Suite 1530, New York, New York 10110, or such other place as the General Partner may determine.

1.4
Fiscal Year

The fiscal year of the Partnership (the “Fiscal Year”) for accounting and tax purposes shall be the calendar year. The General Partner is authorized to take such action as it may deem necessary or appropriate to adopt a Fiscal Year ending on any other date. The General Partner is also authorized to make all elections for tax or other purposes as it may deem necessary or appropriate in such connection, including the establishment and implementation of transition periods.

1.5
General Partner

The general partner of the Partnership is Seritage Growth Properties.

1.6
Limited Partners

The limited partners of the Partnership (the “Limited Partners”) are Seritage Growth Properties and SRG Limited Partner, LLC.

1.7
Liability of Partners

Except as provided herein or by the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners. The Limited Partners shall have no liability under this Agreement except as provided herein or by the Delaware Act.

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1.8
Purposes of the Partnership

The purpose of the Partnership is to engage in any lawful act or activity for which limited partnerships may be organized under the Delaware Act.

1.9
Reliance by Third Parties

Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as herein set forth.

ARTICLE II

MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP
2.1
Management Generally

The management of the Partnership shall be vested exclusively in the General Partner. The Limited Partners shall have no part in the management or control of the Partnership and shall have no authority or right to act on behalf of the Partnership in connection with any matter.

2.2
Authority of the General Partner

The General Partner shall have the power on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership set forth in Section 1.8 and to perform all acts which it may deem necessary or advisable.

Each of the Partners agrees that all determinations, decisions and actions made or taken by the General Partner shall be conclusive and absolutely binding upon the Partnership, the Partners and their respective successors, assigns and personal representatives.

2.3
Tax Matters

The Partners intend that the Partnership will be treated as disregarded as a separate entity from Seritage Growth Properties for U.S. federal, state and local tax purposes, and agree that the Partners shall not take any action inconsistent with such treatment without the prior written consent of the General Partner.

ARTICLE III

CONTRIBUTIONS
3.1
Capital Contributions of the General Partner

The General Partner has made capital contributions to the Partnership in such amounts as are reflected on the books and records of the Partnership. The General Partner may, but is not required to, lend any funds or make additional capital contributions to the Partnership.

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3.2
Capital Contributions of the Limited Partners

The Limited Partners have made capital contributions to the Partnership in such amount as is reflected on the books and records of the Partnership. The Limited Partners are not required to lend any funds or to make additional capital contributions to the Partnership.

ARTICLE IV

DISTRIBUTIONS

The Partnership shall make all distributions to the Partners at the times and in the amounts that the General Partner determines. Distributions will be made to the Partners pro rata (based upon value) in accordance with the Partners’ relative equity interests (which are set out in Exhibit A).

ARTICLE V

DURATION

The Partnership shall continue until the General Partner’s determination to dissolve the Partnership and to wind up the Partnership’s affairs.

ARTICLE VI

TRANSFERABILITY OF PARTNERSHIP INTERESTS
6.1
Transfer

No Partner may sell, exchange, transfer, assign, make a gift of, donate, bequeath, devise, pledge, hypothecate or otherwise dispose of all or any part of its interest in the Partnership without the consent of the General Partner.

6.2
Payment Upon Withdrawal

Except as otherwise provided in this Agreement, unless the General Partner determines otherwise, no distribution shall be paid to a Partner upon its withdrawal, whether in the connection with the voluntary assignment of its entire partnership interest or otherwise.

ARTICLE VII

ADMISSION OF LIMITED PARTNERS

The General Partner may cause the Partnership to admit additional limited partners (“Additional Limited Partners”) at any time.

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ARTICLE VIII

INDEMNIFICATION AND EXCULPATION
8.1
Indemnification.
(a)
The Partnership shall indemnify an Indemnitee (as defined below) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless (i) it is established that the act or omission of the Indemnitee constituted fraud, intentional harm or gross negligence on the part of the Indemnitee; (ii) the claim is brought by the Indemnitee (other than to enforce the Indemnitee’s rights to indemnification or advance of expenses); or (iii) the Indemnitee is found to be liable to the Partnership, and then only with respect to each such claim. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness that the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 8.1 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 8.1(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 8.1(a). Any indemnification pursuant to this Section 8.1 shall be made only out of the assets of the Partnership.
(b)
Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 8.1(a) has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
(c)
The indemnification provided by this Section 8.1 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(d)
The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

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(e)
For purposes of this Section 8.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 8.1; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
(f)
In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)
An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)
The provisions of this Section 8.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons. Any amendment, modification or repeal of this Section 8.1 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 8.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(i)
If and to the extent any reimbursements to the General Partner pursuant to this Section 8.1 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of section 707(c) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
(j)
“Indemnitee” means (i) any person made a party, or threatened to be made a party, to a proceeding by reason of his, her or its status as (a) Seritage Growth Properties, (b) the General Partner or (c) a director, trustee, officer, or employee of Seritage Growth Properties, the General Partner or the Partnership, and (ii) such other persons (including, without limitation, affiliates, officers, employees and agents of Seritage Growth Properties, the General Partner or the Partnership or any of their respective Subsidiaries) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion. “Subsidiary” means, with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which 50% or more of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such person.
8.2
Liability of the General Partner
(a)
Notwithstanding anything to the contrary set forth in this Agreement, the

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General Partner shall not be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits derived as a result of errors in judgment or mistakes of fact or law or any act or omission except in the event of the General Partner’s willful misconduct or recklessness.
(b)
The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s shareholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s shareholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, except in the event of the General Partner’s willful misconduct or recklessness.
(c)
Subject to its obligations and duties as General Partner set forth in Section 2.1 and Section 2.2, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it, except in the event of the General Partner’s willful misconduct or recklessness.
(d)
Any amendment, modification or repeal of this Section 8.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 8.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
8.3
Other Matters Concerning the General Partner
(a)
The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)
The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such persons as to matters which such General Partner reasonably believes to be within such person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.
(c)
The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act

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and duty which is permitted or required to be done by the General Partner hereunder.
(d)
Notwithstanding any other provisions of this Agreement or any nonmandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to qualify as a REIT through December 31, 2021 or (ii) to avoid the General Partner incurring any taxes under section 857 or section 4981 of the Code for any taxable period ended on or before December 31, 2021, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
ARTICLE IX

MISCELLANEOUS
9.1
Amendments to the Agreement

This Agreement may be changed or amended by the General Partner without the consent of the Limited Partners.

9.2
Governing Law; Severability

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire agreement. In that case, this Agreement shall be construed to the extent permitted by applicable law so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

9.3
Power of Attorney

The Limited Partners do hereby constitute and appoint the General Partner as their true and lawful representatives and attorneys-in-fact, in their name, place and stead to make, execute, sign and file any such instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence or qualification to do business of the Partnership or in connection with any tax returns, filings or related matters or in relation to any admissions of any Additional Limited Partners in accordance with the terms of this Agreement. The power of attorney granted hereby is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, bankruptcy, incompetence or dissolution of any Limited Partner.

9.4
Effectiveness of Agreement

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In accordance with section 17-201 of the Delaware Act, this Agreement shall be effective as of July 6, 2022.

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The undersigned have executed and delivered this Agreement on the date first above written.

SERITAGE GROWTH PROPERTIES
as General Partner

By:

Name:

Title: Authorized Person

SERITAGE GROWTH PROPERTIES
as Limited Partner

By:

Name:

Title: Authorized Person

SRG Limited partner, llc
as Limited Partner

By:

Name:

Title: Authorized Person

[Signature Page to Second Amended and Restated Agreement of Limited Partnership of Seritage Growth Properties L.P.]

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EXHIBIT A

PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

As of January 4, 2023

Common Units

Name and Address of Partner	Economic Units	Economic Percentage Interest

GENERAL PARTNER

Seritage Growth Properties	31,856,054	56.85294%

LIMITED PARTNERS
SRG Limited Partner, LLC	12,354,963	22.04968%
Seritage Growth Properties	11,821,364	21.09738%

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